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                                                                    EXHIBIT 11.2


                                 MICROAGE, INC.
                      FULLY DILUTED EPS DETAIL CALCULATION


                                                           Quarters ended
                                                   -----------------------------
                                                   January 28,       January 29,
                                                      1996               1995
                                                   -----------       -----------
Net income available for primary EPS               $ 1,557,000       $ 2,872,000
                                                   ===========       ===========

Shares:  per primary EPS                            14,386,021        14,445,579
         additional shares issuable                      2,819             1,765
                                                   -----------       -----------

                                                    14,388,840        14,447,344
                                                   ===========       ===========


Fully diluted EPS                                  $      0.11       $      0.20
                                                   ===========       ===========




Note: Since fully diluted EPS affects primary EPS by less than 3%, it is not disclosed in the financial statements.